                                                    Registration No. 333-197931
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                       PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                  FORM S-3/A
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                     AXA EQUITABLE LIFE INSURANCE COMPANY
            (Exact name of registrant as specified in its charter)

                               -----------------

                                   NEW YORK
        (State or other jurisdiction of incorporation or organization)

                                  13-5570651
                     (I.R.S. Employer Identification No.)

             1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                (212) 554-1234
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                  SHANE DALY
                 VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                     AXA EQUITABLE LIFE INSURANCE COMPANY
             1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                (212) 554-1234
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                               -----------------

                 Please send copies of all communications to:

                          CHRISTOPHER E. PALMER, ESQ.
                              GOODWIN PROCTER LLP
                           901 NEW YORK AVENUE, N.W.
                            WASHINGTON, D.C. 20001

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Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering.  [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this Form is a registration statement pursuant to General Instruction I.D.
or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities
Act, check the following box.  [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [_]                                                 Accelerated filer          [_]

Non-accelerated filer    [X]  (do not check if a smaller reporting company)  Smaller reporting company  [_]

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                        CALCULATION OF REGISTRATION FEE

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                                                 Proposed          Proposed
    Title of each class           Amount          maximum          maximum
    of securities to be           to be        offering price     aggregate           Amount of
         registered            registered(1)    per unit(1)    offering price(1)  registration fee(2)
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Escrow Shield Plus Agreement  $2,500,000,000       100%              100%            $290,383.80
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(1)An indeterminate number or amount of interests in the of AXA Equitable Life
   Insurance Company that may from time to time be issued at indeterminate prices, in U.S. dollars. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $2,500,000,000.
(2)Estimated solely for the purpose of determining the amount of the registration fee.

                               -----------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

================================================================================

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Escrow Shield Plus Agreement

Prospectus dated [            ], 2014

Please read and keep this Prospectus for future reference. It contains important information that parties to the Contract should know before any action is taken under the Contract.

What is the Escrow Shield Plus Agreement?

The Escrow Shield Plus Agreement (the “Contract”) is a funding agreement issued by AXA Equitable Life Insurance Company (“AXA Equitable”) that offers an alternative to an escrow account used in a merger or acquisition transaction. The Contract provides an acquiring entity (the “Buyer”) and selling entities or persons (the “Seller”) with the ability to preserve the principal value of escrow payments while earning a competitive crediting rate. The Buyer must make a minimum initial purchase payment of $1,000,000. The aggregate amount of the initial purchase payment, plus any additional subsequent purchase payments (the “Purchase Payments”) may not exceed $50,000,000. AXA Equitable may change the minimum and maximum Purchase Payments for a new Contract. AXA Equitable also may refuse to enter into a new Contract. See Definitions of key terms later in this Prospectus for a more detailed explanation of terms associated with the Contract.

The Purchase Payments and any accrued interest are held in a “non-unitized” separate account (the “Separate Account”). The return of the principal amount of the Purchase Payments (net of any approved claims) and any accrued interest earned on such Purchase Payments are guaranteed by AXA Equitable, however, a negative market value adjustment may apply if the Contract is voluntarily terminated early. This guarantee is supported by AXA Equitable’s general account and is subject to AXA Equitable’s claims paying ability. The Buyer and Seller should look to the financial strength of AXA Equitable for its claims paying ability.

The initial crediting rate is an annual rate set when the Contract is issued, but may change under the terms of the Contract. Under certain circumstances, the crediting rate may be adjusted downward to 0.00%. For more information, see Return of principal and the crediting rate later in this Prospectus.

An affiliated investment adviser registered with the Securities and Exchange Commission serves as the investment manager of the Separate Account and invests the assets of the Separate Account on AXA Equitable’s behalf. Neither the Buyer nor Seller shares in the investment performance of the assets held in the Separate Account, and the Contract account balance is not determined based on the investment results of the Separate Account.

AXA Distributors, LLC serves as the principal underwriter of the Contract and enters into selling agreements with registered broker-dealers to sell the Contract. The offering of the Contract is intended to be continuous.

The Contract is subject to state insurance laws and regulations in the states in which the Contract is offered and sold. AXA Equitable, in its sole discretion, will determine the states in which it will seek to offer the Contract, and the availability of the Contract in any state is subject to the applicable insurance laws of that state. It is possible that the Contract may not be approved by a state and thus may not be available in that state. The Contract is not currently offered in all states.

The Buyer must be domiciled in the U.S. and have a minimum of $25 million in assets in order to be eligible to enter into the Contract. AXA Equitable does not impose these restrictions on the Seller, but may refuse to enter into the Contract with a Seller that is not domiciled in the U.S. A Seller that is not domiciled in the U.S. may only receive distributions from AXA Equitable through a designated U.S. bank or trust account.

The Contract involves certain risks, so pay particular attention to the “Risk Factors” section in this Prospectus on page 5.

This Prospectus is a disclosure document and describes the Contract’s material features, rights and obligations, as well as other information. The description of the Contract’s material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the Contract are changed after the date of this Prospectus in accordance with the Contract, those changes will be described in a supplement to this Prospectus. This Prospectus should be read carefully in conjunction with any applicable supplements. The Contract should also be read carefully.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The Contract is not insured by the Federal Deposit Insurance Corporation or any other agency. It is not a deposit or other obligation of any bank and is not bank guaranteed. It is subject to investment risks.

#747940

Contents of this Prospectus

Contents of this Prospectus

Definitions of key terms

The following is a listing of the key terms used in this Prospectus. These terms may be used throughout the Prospectus in the descriptions of the features of the Contract.

1933 Act: Securities Act of 1933.

Account Balance: The total amount of Purchase Payments, plus accrued interest, net of any Claims.

Acquisition Agreement: The merger or asset purchase agreement of which the Buyer and Seller are parties.

Annual Report: The Annual Report of AXA Equitable filed with the SEC on Form 10-K.

Authorized Representative: A third-party appointed by the Seller to represent the Seller.

AXA: AXA S.A.

AXA Distributors: AXA Distributors, LLC.

AXA Equitable: AXA Equitable Life Insurance Company, which is also referred to as “we”, “our” and “us” herein.

AXA Financial: AXA Financial, Inc.

Buyer: The acquiring entity that is a party to the Contract.

Claims: Withdrawal requests submitted by the Buyer against the Contract to recoup potential expenses and losses pursuant to the terms of the Acquisition Agreement.

Claims Rate Adjustment: An adjustment to the Crediting Rate of the Contract in the event that the aggregate amount of Claims since any previous Claims Rate Adjustment exceeds 20% of the total Purchase Payments less Claims through the last Claims Rate Adjustment (or since the Effective Date if there has been no prior Claims Rate Adjustment).

Contract: The Escrow Shield Plus Agreement.

Contract Duration: The period of time from the Effective Date to the Maturity Date.

Crediting Rate: An individual contract based rate that is applied to each Purchase Payment made by the Buyer.

Effective Date: The date the Contract is funded and issued.

Exchange Act: The Securities Exchange Act of 1934.

Extended Maturity Date: The date to which the Contract’s Maturity Date is extended. The Extended Maturity Date cannot be more than five years after the Effective Date of the Contract.

FINRA: Financial Industry Regulatory Authority.

Initial Crediting Rate: The Crediting Rate that applies to the Initial Purchase Payment.

Initial Maturity Date: The initial date on which the Contract Duration is set to mature.

Initial Purchase Payment: The initial purchase payment made by the Buyer under the Contract.

IRS: The Internal Revenue Service.

Market Value Adjustment: A one-way downward adjustment to the Account Balance that may apply if the Contract is voluntarily terminated early.

Maturity Date: Maturity Date refers to the Initial Maturity Date unless the Buyer and Seller have requested an Extended Maturity Date, in which case Maturity Date refers to the Extended Maturity Date. Maturity Date does not include the date to which an Initial Maturity Date or Extended Maturity Date is postponed by us due to Unresolved Claims and such a postponement is not considered an extension of the Contract’s Maturity Date.

New Money Crediting Rate: A Crediting Rate that is declared weekly for each Contract Duration, which may be short-term (between 9 and 11 months), 12 months, 18 months or 24 months, although we may enter into Contracts with Contract Durations longer than 24 months.

Pooled Rate Adjustment: A Crediting Rate adjustment on all assets in the Separate Account to counteract losses in the assets we hold in the Separate Account due to default, downgrade, or sale to avoid default due to creditworthiness. We determine in our sole discretion the amount of any Pooled Rate Adjustment.

Purchase Payments: The Initial Purchase Payment plus any Subsequent Purchase Payments.

Quarterly Report: The Quarterly Report of AXA Equitable filed with the SEC on Form 10-Q.

SEC: Securities and Exchange Commission.

Seller: Each selling entity or person that is a party to the Contract, or any Authorized Representative of such selling entity or person.

Separate Account: A “non-unitized” separate account in which the Purchase Payments (and any income, gains and losses on the investment of the Purchase Payments) are held.

Short-Term Crediting Rate: A Crediting Rate that is either (i) the minimum Crediting Rate of 0.15% or (ii) a rate that is declared weekly and that is higher than the minimum Crediting Rate.

Subsequent Purchase Payments: Any Purchase Payments made by the Buyer after the Buyer makes the Initial Purchase Payment.

Target Spread: A percentage that reflects the anticipated fees and expenses to be incurred and profits to be earned by us and other service providers in connection with the services to be provided under the Contract that is used as an input to determine the Initial Crediting Rate for each Contract.

Target Yield: The available market yield at each respective Contract Duration.

Unresolved Claim: Any Claim that has not been approved as of the Maturity Date by (i) the parties to the Contract, or (ii) an arbitrator or court of competent jurisdiction as required by the terms of the Acquisition Agreement.

Definitions of key terms

1. Contract at a glance — key features

This section provides a summary of the Contract. This summary is intended to provide a basic overview of the Contract’s key features. To fully understand the Contract, you should read the entire Prospectus, including the section entitled Risk factors, and the Contract.

The Contract

The Contract is a funding agreement issued by us that offers an alternative to an escrow account used in a merger or acquisition transaction. The Contract provides the Buyer and Seller with the ability to preserve the principal value of escrow payments while earning a competitive Crediting Rate. The Buyer must make a minimum Initial Purchase Payment of $1,000,000. The aggregate amount of the Initial Purchase Payment, plus any additional Subsequent Purchase Payments may not exceed $50,000,000. We may change the minimum and maximum Purchase Payments for a new Contract. We also may refuse to enter into a new Contract.

The Purchase Payments and any accrued interest are held in a “non-unitized” Separate Account. The return of the principal amount of the Purchase Payments (net of any approved Claims) and any accrued interest earned on such Purchase Payments are guaranteed by us, however, a negative Market Value Adjustment may apply if the Contract is voluntarily terminated early. Neither the Buyer nor Seller shares in the investment performance of the assets held in the Separate Account, and the Account Balance is not determined based on the investment results of the Separate Account. See the Contracts features section later in this Prospectus for additional information.

The Contract is offered by us. Our principal place of business is 1290 Avenue of the Americas, New York, NY 10104.

Risks

Investing in the Contract involves certain risks. See the Risk factors section later in this Prospectus for additional information.

Return of principal and the crediting rate

The return of the principal amount of the Purchase Payments (net of any approved Claims) and any accrued interest earned on such Purchase Payments are guaranteed by us, however, a negative Market Value Adjustment may apply if the Contract is voluntarily terminated early. The Crediting Rate is an individual contract based rate that is applied to each Purchase Payment, as described in the Return of principal and the crediting rate section later in this Prospectus. Any accrued interest earned on the Purchase Payments is simple interest credited at a daily rate equivalent to the Crediting Rate. We expect to earn more than the Crediting Rate on the Purchase Payments. We expect to use those additional earnings to cover fees and expenses and provide a profit in connection with the services provided by us and other service providers under the Contract.

Voluntary early termination and the market value adjustment

A negative Market Value Adjustment may apply if the Contract is voluntarily terminated early. The Market Value Adjustment may reduce the Account Balance of the Contract, including the principal amount of any Purchase Payments, available to be distributed to the appropriate parties upon the voluntary early termination of the Contract. See the Voluntary early termination and the market value adjustment section later in this Prospectus for additional information.

Distribution of the Contract and other arrangements

The Buyer must be domiciled in the U.S. and have a minimum of $25 million in assets in order to be eligible to enter into the Contract. We do not impose these restrictions on the Seller, but may refuse to enter into the Contract with a Seller that is not domiciled in the U.S. A Seller that is not domiciled in the U.S. may only receive distributions from us through a designated U.S. bank or trust account.

AXA Distributors serves as the principal underwriter of the Contract and enters into selling agreements with registered broker-dealers to sell the Contract. AXA Distributors pays these broker-dealers an asset-based fee for selling the Contract. The offering of the Contract is intended to be continuous. See the Distribution of the Contract section later in this Prospectus for additional information.

Contract at a glance — key features

2. Risk factors

This section discusses the risks associated with some features of the Contract. See the Contract features section later in this Prospectus for more detailed explanations about the terms associated with the Contract.

•

Limitation on Withdrawals. Neither the Buyer nor Seller can withdraw any amount of the Account Balance pursuant to the terms of the Contract. Notwithstanding, a portion of the Account Balance may be withdrawn prior to the Maturity Date in connection with an approved Claim or our granting a written request to terminate the Contract early. This means that the Buyer and Seller will not receive any amount of the Account Balance prior to the Maturity Date, except in the limited circumstances described above.

•	Voluntary Early Termination of the Contract. The Buyer and Seller can request to terminate the Contract early.

•

Application of Market Value Adjustment. If we grant a written request to terminate the Contract early, the remaining Account Balance may be reduced due to a negative Market Value Adjustment. A Market Value Adjustment will reduce the remaining Account Balance, which includes the principal amount of any Purchase Payments, owed to the Buyer and/or Seller. Accordingly, the Buyer and/or Seller may be owed less than the principal amount of the Purchase Payments.

•

Denial of Request to Terminate the Contract Early. We reserve the right to deny a request to terminate the Contract early. This means that the Contract may mature on the Maturity Date, regardless of unforeseen circumstances or any agreement between the Buyer and Seller. If we deny the request, the Buyer and Seller will be subject to the risks disclosed herein until the Contract’s Maturity Date, including the risk that we will adjust the Crediting Rate due to either a Claims Rate Adjustment or a Pooled Rate Adjustment.

•

Crediting Rate Adjustments. Under certain circumstances, there may be a downward adjustment made to the Crediting Rate. Any downward adjustment to a current Crediting Rate will result in an adjusted Crediting Rate that is less than the current Crediting Rate. Therefore, any such adjustment to the Crediting Rate will decrease the amount of interest earned on the Purchase Payments, resulting in an Account Balance that is less than it would have been had the Crediting Rate not been adjusted downward.

•	Subsequent Purchase Payments. A Crediting Rate may be adjusted downward upon the receipt of a Subsequent Purchase Payment, which will reduce the amount of interest that accrues.

•

Claims Rate Adjustment. Claims submitted by the Buyer may reduce the Crediting Rate of the Contract. A Claims Rate Adjustment could reduce the Crediting Rate to 0.00%. If the Crediting Rate is adjusted downward, it will reduce the amount of interest that accrues, resulting in an Account Balance that is less than it would have been had the Crediting Rate not been adjusted downward.

•	Pooled Rate Adjustment. We reserve the right to declare a Pooled Rate Adjustment to counteract losses in the assets we hold in the Separate Account due to default, downgrade, or sale to avoid default due to creditworthiness. A Pooled Rate Adjustment could reduce the Crediting Rate to 0.00%. If the Crediting Rate is reduced, it will reduce the amount of interest that accrues, resulting in an Account Balance that is less than it would have been had the Crediting Rate not been adjusted downward.

•

Extended Maturity Date. Upon the Contract extending its Maturity Date, the Crediting Rate of the Contract will be adjusted to the lesser of the current Crediting Rate or the Short-Term Crediting Rate. If the Crediting Rate is reduced, it will reduce the amount of interest that accrues, resulting in an Account Balance that is less than it would have been had the Crediting Rate not been adjusted downward.

•

Denial of Request to Extend the Contract Maturity Date. We reserve the right to deny a request to extend the Maturity Date of the Contract. This means that the Contract may mature on the Initial Maturity Date, regardless of unforeseen circumstances or any agreement between the Buyer and Seller. If we deny a request to extend the Maturity Date of the Contract, the principal amount of the Purchase Payments will not continue to accrue interest after the Maturity Date and the Account Balance may be less than the amount that the Account Balance would have been had we granted the request.

•

Unresolved Claim. If there is an Unresolved Claim pending against the Contract on the Contract’s Maturity Date, we will only distribute the portion of the Account Balance that is not attributed to the Unresolved Claim. Accordingly, less than the full Account Balance will be distributed on the Maturity Date.

•

Creditworthiness of AXA Equitable. AXA Equitable guarantees payment of the Account Balance pursuant to the terms of the Contract. Our guarantee is supported by our general account and is subject to our claims paying ability. No company other than us has any legal responsibility to pay amounts that we owe under the Contract. The Buyer and Seller should look to our financial strength and claim-paying ability in choosing to purchase the Contract.

•

No Right to Investment Experience of the Separate Account. We have exclusive and absolute ownership and control of the assets of the Separate Account. Neither the Buyer nor Seller have a right to any investment returns of the Separate Account even if those returns exceed the Crediting Rate (conversely, neither the Buyer nor Seller bear the risk of loss if the Separate Account investment returns are lower than the Crediting Rate).

•	Contract Availability. The Contract is not available for purchase in every state. Accordingly, the Contract may not be available for purchase by every potential Buyer or Seller.

Risk factors

3. Contract features

Purchase payments

Once an Acquisition Agreement closes, the Buyer may make Purchase Payments under the Contract consistent with the terms of the applicable Acquisition Agreement. The Buyer must make an Initial Purchase Payment as set forth in the Contract. We require a minimum Initial Purchase Payment of $1,000,000. Maximum Purchase Payment limitations also apply, as described below. We reserve the right to change the amount of minimum and maximum Purchase Payments for new Contracts.

Any Purchase Payments made after the Initial Purchase Payment are considered Subsequent Purchase Payments. During the term of the Contract, the Buyer can make additional Subsequent Purchase Payments. We do not require a minimum amount for a Subsequent Purchase Payment. We permit Subsequent Purchase Payments that are made pursuant to the terms of the Acquisition Agreement. For example, the Buyer may make a Subsequent Purchase Payment if the Acquisition Agreement contemplates adjustments to the total purchase price contingent upon the occurrence of a specific event. The Buyer should refer to the Acquisition Agreement to determine the circumstances under which the Buyer can make a Subsequent Purchase Payment.

We do not accept Subsequent Purchase Payments once the Contract surpasses its Maturity Date. We also do not accept Subsequent Purchase Payments after a Claim submission if the Claim reduces the Account Balance to zero, unless the Subsequent Purchase Payments are contemplated by the Contract.

Claims against the Contract

The Buyer may submit Claims against the Contract to the Seller to recoup potential expenses and losses pursuant to the terms of the Acquisition Agreement. Any Claim must be approved by (i) all parties to the Contract, or (ii) an arbitrator or court of competent jurisdiction as required by the terms of the Acquisition Agreement. We must receive proper, written notification from the Seller that a Claim has been approved prior to 11:00 a.m. (Eastern) on the Contract’s Maturity Date. Once we receive proper notice, we will arrange to have the appropriate amount withdrawn and distributed pursuant to the terms of the Acquisition Agreement.

There is no minimum Claim amount. Claims are deducted on a dollar-for-dollar basis from the principal amount of the Purchase Payments. If a Claim reduces the Account Balance to zero, the Contract will terminate if no Subsequent Purchase Payments are contemplated by the Contract. If a Claim reduces only the Purchase Payments to zero, any accrued interest will be distributed pursuant to the terms of the Acquisition Agreement. The Buyer may continue to make Subsequent Purchase Payments after a Claim is processed as long as the Contract has not been terminated.

As detailed in the Return of principal and the crediting rate section later in this Prospectus, the Crediting Rate will be adjusted in the event that the aggregate amount of Claims since any previous Claims

Rate Adjustment exceeds 20% of the total Purchase Payments less Claims through the last Claims Rate Adjustment (or since the Effective Date if there has been no prior Claims Rate Adjustment).

Maturity of the Contract

The Buyer and Seller designate the Initial Maturity Date on which the Contract is scheduled to mature. On the Contract’s Maturity Date, the Account Balance (less any Unresolved Claims) is distributed to the appropriate parties pursuant to the terms of the Acquisition Agreement.

The Buyer and Seller can send a written notice to us at least 30 days prior to the Maturity Date of the Contract, notifying us of a request to extend the Maturity Date of the Contract. The notice must be signed by (i) authorized individuals of both the Buyer and Seller, or (ii) an arbitrator or court of competent jurisdiction. The notice must disclose the reason(s) for the maturity extension and the Extended Maturity Date for the Contract, which cannot be more than five years after the Effective Date of the Contract. If a maturity extension request is not received at least 30 days prior to the Contract’s Maturity Date, the Contract will mature on the current Maturity Date to the extent there are no Unresolved Claims. We reserve the right to deny a maturity extension request.

If we approve a request to extend the Maturity Date of the Contract, the Contract will not mature and the Account Balance will not be distributed until the Extended Maturity Date. The Purchase Payments will continue to accrue simple interest and the Crediting Rate will be adjusted to the lesser of the current Crediting Rate or the Short-Term Crediting Rate. Claims against the Contract may be submitted by the Buyer until the Extended Maturity Date. On the Extended Maturity Date, the Account Balance (less any Unresolved Claims) will be distributed to the appropriate parties pursuant to the terms of the Acquisition Agreement. The Contract will automatically terminate five years after the Contract’s Effective Date and, to the extent there are no Unresolved Claims, we will distribute the Account Balance under the Contract as if the Contract had reached its Maturity Date.

To the extent the Buyer provides us with proper, written notification prior to 11:00 a.m. (Eastern) on the Contract’s Maturity Date that there are Unresolved Claims pending against the Contract, we will withhold and not distribute the aggregate amount of such Unresolved Claims. We will instead only distribute the portion of the Account Balance that is not attributed to the Unresolved Claims. The principal amount of the Purchase Payments not distributed due to the Unresolved Claims will continue to accrue simple interest and the Crediting Rate applied to the withheld principal amount will be initially adjusted to the lesser of the (i) current Crediting Rate or (ii) Short-Term Crediting Rate, however, we reserve the right to reduce the Crediting Rate thereafter to 0.00% at any time. The Maturity Date will then be postponed by us for six-months and will continue to be postponed in six-month intervals until either: (i) the Unresolved Claims have been approved; or (ii) the Contract reaches its five-year maximum maturity. We will not accept any Subsequent Purchase Payments after a Contract’s Maturity Date has been postponed by us

Contract features

due to Unresolved Claims. In the event there remains Unresolved Claims five years after the Contract’s Effective Date and we have not received written distribution instructions within 60 days prior to the fifth year anniversary of the Contract, the remaining Account Balance will be distributed to an account designated by the appropriate parties pursuant to the Contract.

Voluntary early termination and the market value adjustment

The Contract will terminate prior to its Maturity Date if: (i) a Claim reduces the Account Balance to zero and there are no Subsequent Purchase Payments contemplated by the Contract; or (ii) we receive and grant a written request to terminate the Contract prior to its Maturity Date pursuant to the terms of the Contract. A Market Value Adjustment may apply if we grant a written request to terminate the Contract early, as described below.

Market Value Adjustment for Voluntary Early Termination

If we grant a written request to terminate the Contract early, the remaining Account Balance, including the principal amount of any Purchase Payments, may be reduced due to a negative Market Value Adjustment. A description of how we calculate the Market Value Adjustment, including a hypothetical example, is provided in Appendix B to this Prospectus.

We reserve the right to deny a request to terminate the Contract early. This means that the Contract may mature on the Maturity Date, regardless of unforeseen circumstances or any agreement between the Buyer and Seller. We expect to exercise such a right in limited circumstances, such as when we determine that a Market Value Adjustment may not be sufficient to offset an adverse impact to the Separate Account portfolio in light of the size of the Account Balance that would be paid upon the early termination of the Contract.

Eligible purchasers

The Contract is available to Buyers and Sellers that are corporations (including limited liability companies), joint-stock companies, trusts, business partnerships, business joint ventures and, with respect to Sellers, sole proprietorships.

The Buyer must be domiciled in the U.S. U.S. domiciled subsidiaries of foreign institutions and entities domiciled in U.S. territories are considered U.S.-based for this purpose. Unincorporated institutions that have a partner who is not a permanent U.S. legal resident are treated as foreign institutions. The Seller does not need to be domiciled in the U.S., but we may refuse to enter into the Contract with such a Seller. A Seller that is not domiciled in the U.S. may only receive distributions from us through a designated U.S. Bank or trust account.

The Buyer must have a minimum of $25 million in assets in order to be eligible to enter into the Contract. We do not impose a minimum asset size on the Seller.

We reserve the right to revise these restrictions on eligible Buyers and Sellers.

The Separate Account

We hold the Purchase Payments and any accrued interest in a “non-unitized” separate account. We have exclusive and absolute ownership and control of the assets of the Separate Account, as well as any favorable investment performance on the Purchase Payments. The obligations under the Contract are independent of the investment performance of the Separate Account. Neither the Buyer nor Seller shares in the investment performance of the assets held in the Separate Account, and the Account Balance is not determined based on the investment results of the Separate Account.

We guarantee that the assets in the Separate Account will at least equal our liabilities under the Contracts. The assets in the Separate Account are held separate from other assets and are not part of our general account. This means that the assets in the Separate Account will not be chargeable with liabilities arising out of any of our other business. All income, gains, and losses, whether or not realized, from the assets allocated to the Contract will be credited to or charged against the Separate Account without regard to any of our other income, gains, or losses. In the event that we are found by a court to be insolvent, the Buyer and Seller will have a claim against the assets of the Separate Account, which is segregated from the assets of the general account and insulated from the claims that other creditors may have against the general account.

We are obligated to pay all amounts owed under the Contract from the Separate Account. We may transfer assets from the Separate Account to the general account in order to pay certain Contract obligations. We will not transfer to our general account any assets that exceed the reserves and the Contract liabilities of the Separate Account until we have satisfied all of our Separate Account obligations, unless otherwise authorized or required by law.

An affiliated investment adviser registered with the Securities and Exchange Commission serves as the investment manager of the Separate Account pursuant to an investment management agreement with us. The investment manager invests the assets of the Separate Account as directed by us. The investment of the assets in the Separate Account is for our benefit and we bear the risks related to any investment of the assets in the Separate Account.

Contract features

4. Return of principal and the crediting rate

The guarantee

The return of the principal amount of the Purchase Payments (net of any approved Claims), plus any accrued interest earned on such Purchase Payments are guaranteed by us, however, a negative Market Value Adjustment may apply if the Contract is voluntarily terminated early. The rate of interest earned on the Purchase Payments is determined by calculating a Crediting Rate, as described later in this Prospectus. Any accrued interest earned on the Purchase Payments is simple interest credited at a daily rate equivalent to the Crediting Rate. We expect to earn more than the Crediting Rate on the Purchase Payments. We expect to use those additional earnings to cover fees and expenses and provide a profit in connection with the services provided by us and other service providers under the Contract.

The guarantee associated with the Contract is borne exclusively by us and is our legal obligation. The guarantee is supported by our general account and is subject to our financial strength and claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular Contract or obligation. General account assets are also available to our general creditors and the conduct of our routine business activities, such as the payment of salaries, rent and other ordinary business expenses.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. The general account is not required to register as an investment company under the Investment Company Act of 1940, as amended.

As “reporting” companies with the SEC, we and our parent companies, AXA Financial and AXA, are subject to ongoing requirements to periodically file financial statements and other information about our business with the SEC, pursuant to the Exchange Act. This information is generally available to the public from the SEC (and, in many cases, from other sources). See the Incorporation of certain documents by reference section later in this Prospectus. Notwithstanding our compliance with reporting requirements, the SEC does not regulate our financial condition and has not passed upon the merits of our serving as guarantor. The SEC also does not regulate or pass upon the terms of the Contract.

For more information about our financial strength, the Buyer or Seller may review our financial statements and/or check our current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change. The Buyer and Seller may also speak with their financial representative.

The initial crediting rate

We calculate and apply an Initial Crediting Rate to the Initial Purchase Payment we receive from the Buyer. The Initial Crediting Rate will be set forth in the Contract and will not be less than 0.15%, per annum.

The Initial Crediting Rate is determined by us in our sole discretion. To determine the Initial Crediting Rate, we first determine a Target Yield,

which is calculated on a weekly basis at four different maturity points based on the designated Contract Duration, e.g. short-term (between 9 and 11 months), 12 months, 18 months and 24 months. Once the Target Yield has been calculated, we will determine the Target Spread, which will be calculated dependent on the weekly declared Target Yield for the Contract. In general, the Initial Crediting Rate is the Target Yield less the Target Spread. For example, if we determine a Target Yield of 1.30% and a Target Spread of 1.00%, the Crediting Rate offered for that Contract Duration would be 0.30%. We reserve the right to suspend new business submissions for each Contract Duration in the event the declared weekly Target Yield is not sufficient to produce a Crediting Rate that is equal to or greater than the minimum Crediting Rate (0.15%) after making the appropriate reductions described above.

If the Initial Maturity Date of the Contract does not correspond to one of the Contract Durations, the Initial Crediting Rate is based on the next lowest Contract Duration as set forth in Appendix A to this Prospectus. We may enter into Contracts with Contract Durations longer than 24 months; the Initial Crediting Rate for such Contracts will be based on the 24 month Contract Duration.

Crediting rate adjustments

The Crediting Rate can be adjusted downward due to:

•	Subsequent Purchase Payment(s);

•	A Claims Rate Adjustment;

•	A Pooled Rate Adjustment; or

•	An Extended Maturity Date.

The Crediting Rate will always be either equal to or less than the previous Crediting Rate. An adjustment to the Crediting Rate due to a Claims Rate Adjustment or a Pooled Rate Adjustment may reduce the Crediting Rate to 0.00%.

Crediting Rate Adjustments due to Subsequent Purchase Payments

If the Buyer makes a Subsequent Purchase Payment, we will calculate an adjusted Crediting Rate that will replace the current Crediting Rate.

The adjusted Crediting Rate will be based on the (i) then current Crediting Rate and (ii) each New Money Crediting Rate applicable to each Subsequent Purchase Payment. The New Money Crediting Rate is a rate that is declared weekly and applied based on the remaining Contract Duration. If the remaining Contract Duration is 11 months or less, the New Money Crediting Rate will be the Short-Term Crediting Rate (described later in this Prospectus).

The adjusted Crediting Rate will be calculated by combining the amount of the previous Purchase Payments multiplied by the current Crediting Rate and the amount of the new Subsequent Purchase Payment multiplied by the New Money Crediting Rate, and dividing the total sum by the aggregate amount of all Purchase Payments. We may declare an adjusted Crediting Rate that is higher than the adjusted Crediting Rate determined by this calculation.

Return of principal and the crediting rate

The Crediting Rate adjustment for Subsequent Purchase Payments will be a one-way downward adjustment such that the adjusted Crediting Rate will not be greater than the current Crediting Rate. If the projected adjusted Crediting Rate is calculated to be greater than the current Crediting Rate, there will be no adjustment to the Crediting Rate. We may, however, declare an adjusted Crediting Rate that is higher than the current Crediting Rate. The adjusted Crediting Rate is effective upon receipt of a Subsequent Purchase Payment.

Crediting Rate Adjustments due to a Claims Rate Adjustment

The Crediting Rate of the Contract may be adjusted in the event that the aggregate amount of Claims since any previous Claims Rate Adjustment exceeds 20% of the total Purchase Payments less Claims through the last Claims Rate Adjustment (or since the Effective Date if there has been no prior Claims Rate Adjustment). The adjustment to the Crediting Rate will be calculated by applying the Claims Rate Adjustment calculation to each Claim that results in aggregate Claims exceeding the 20% threshold as of the date the Claim is processed.

For example, if the Contract is issued on an Initial Purchase Payment of $5,000,000 and no adjustment or Claims have been made against the Contract, the threshold for a Claims Rate Adjustment would be set at 20% of the $5,000,000 Initial Purchase Payment, setting the Claims Rate Adjustment threshold to $1,000,000. If a Claim is submitted for $1,250,000, a Claims Rate Adjustment will apply and the Crediting Rate would be adjusted.

For purposes of determining the new Claims Rate Adjustment threshold amount, the Initial Purchase Payment of $5,000,000 would be reduced by the Claim amount of $1,250,000, providing a new balance of $3,750,000. Therefore, the 20% threshold for subsequent Claims is 20% of the $3,750,000 remaining balance, equaling a new threshold amount of $750,000 for subsequent Claims Rate Adjustments.

The Claims Rate Adjustment is calculated by multiplying the difference of the dollar weighted average of the interest rates on two-year Treasury bonds on the date of each Purchase Payment and the interest rate on the two-year Treasury bond as of the date of the Claim that triggers the Claims Rate Adjustment by the amount of the Claim that triggers the Claims Rate Adjustment divided by the difference between the total amount of the Purchase Payments and the total Claim amount.

For example, consider that the Contract is issued for $5,000,000 with an Initial Crediting Rate of 1.00% for a 12-month Contract Duration, and with six months remaining until the Contract’s Maturity Date, a Claim is processed for $1,250,000. Assuming the value of a 2-Year Treasury Bond yield on the date the Purchase Payment is made is 0.38% and the value on the date of the Claim is 0.60%, the Claims Rate Adjustment figures would look like the following:

2-Year Treasury Bond yield on the date of Purchase Payment:	0.38%

2-Year Treasury Bond yield on the date of Claim:	0.60%

Claim amount:	$1,250,000

Difference between the total amount of the Purchase Payments and the total Claim amount:	$3,750,000

Accordingly, the Claims Rate Adjustment would be calculated as follows: ((0.0038-0.0060)* 1,250,000) / 3,750,000 = (0.0007) or (0.07%). In this example, the Crediting Rate of 1.00% would be reduced to 0.93%.

If the Claims Rate Adjustment is equal to or greater than zero, there will be no change to the Crediting Rate. In the event a Claims Rate Adjustment would reduce the Crediting Rate below 0.00%, the Crediting Rate will be floored at 0.00%. We may declare a Crediting Rate that is higher than that determined by a Claims Rate Adjustment based on the facts and circumstances surrounding the Claims Rate Adjustment. For example, we may declare a higher Crediting Rate if we believe that the Crediting Rate determined by the Claims Rate Adjustment is not reflective of current market conditions or competitive with comparable market rates.

Crediting Rate Adjustments due to a Pooled Rate Adjustment

We reserve the right to declare a Pooled Rate Adjustment to counteract a loss in the market value of an asset we hold in the Separate Account. For example, we may declare a Pooled Rate Adjustment to counteract such a loss that is due to the issuer of the asset either defaulting on its obligations or experiencing a downgrade. We may also declare a Pooled Rate Adjustment if we anticipate that an issuer will default on its obligations due to creditworthiness and we sell the asset of the issuer to avoid further losses. We will not declare a Pooled Rate Adjustment due to a change in market value of a Separate Account asset that we determine is the result of a change in market conditions, such as a spike in interest rates.

If we declare a Pooled Rate Adjustment, each outstanding Contract receives a negative adjustment to the Contract’s Crediting Rate. We determine in our sole discretion the amount of any Pooled Rate Adjustment. The amount of a Pooled Rate Adjustment is based on the extent of the loss in the market value of an asset due to the types of circumstances described above.

A Pooled Rate Adjustment declared within 90 days of the Effective Date of the Contract will not apply to the Contract. A Pooled Rate Adjustment cannot be declared within 90 days of any other Pooled Rate Adjustment. In the event a Pooled Rate Adjustment would reduce the Crediting Rate below 0.00%, the Crediting Rate will be floored at 0.00%.

Crediting Rate Adjustment due to an Extension of the Contract’s Maturity Date

Upon the Contract extending its Maturity Date, the Crediting Rate of the Contract will be adjusted to the lesser of the current Crediting Rate or the Short-Term Crediting Rate.

Return of principal and the crediting rate

5. Charges and expenses

The Buyer and Seller are not charged directly for any fees under the Contract.

Charges and expenses

6. Distribution of the Contract

AXA Distributors serves as the principal underwriter of the Contract. AXA Distributors enters into selling agreements with registered broker-dealers to sell the Contract.

AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable and is under the common control of AXA Financial. AXA Distributors principal business address is 1290 Avenue of the Americas, New York, NY 10104. AXA Distributors is registered with the SEC as a broker-dealer and is a member of FINRA.

AXA Equitable pays to AXA Distributors compensation based on the aggregate value of the Account Balances of the Contracts sold through AXA Distributor’s selling broker-dealers. AXA Distributors, in turn, pays all of the compensation it receives on the sale of the Contracts to the selling broker-dealers making the sales. A selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the selling broker-dealer’s financial professional for the sale of the Contracts. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services pursuant to the terms of AXA Equitable’s distribution agreement with AXA Distributors.

AXA Distributors may pay, out of its assets, certain selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as ‘‘marketing allowances’’). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to Contracts sold through a selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the selling broker-dealer for a period of time (commonly referred to as ‘‘compensation enhancements’’). These additional payments may serve as an incentive for selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all selling broker-dealers receive additional payments, and the payments vary among selling broker-dealers.

AXA Equitable and its affiliates may also have other business relationships with selling broker-dealers, which may provide an incentive for the selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. For more information, ask your financial professional.

Although we take into account our distribution and other costs in establishing the Crediting Rate, none of the fees paid to broker-dealers are imposed as separate fees or charges under the Contract. We intend to recoup the amounts we pay for distribution and other services through returns we intend to make on our investment of the assets held in the Separate Account.

Distribution of the Contract

7. Tax information

This is a brief description of current federal income tax rules regarding the Contract which may be pertinent to the Buyer and Seller. Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and IRS interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect the Contract if it was purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax rules, which if enacted, could affect the tax treatment of the Contract. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options. We do not provide detailed information on all tax aspects of the Contract. Moreover, the tax aspects that apply to a particular Contract may vary depending on the facts applicable to the Contract, the underlying acquisition transaction, and entities involved. We do not discuss state income and other state taxes, taxes other than income taxes, or the tax aspects of the underlying acquisition transaction. The Buyer and Seller should consult their own tax and legal advisers before entering into the Contract or making any Purchase Payments, and should rely on the advice of those advisers and not this Prospectus.

We are not acting as an escrow agent and our obligations are expressly defined in the Contract.

We treat interest earned on Purchase Payments (as described in the Return of principal and the crediting rate section of the Prospectus) as taxable ordinary income. We treat the return of the principal amount of the Purchase Payments whether or not as part of a Claim, as a non-taxable return of capital.

If the Contract is voluntarily terminated prior to the Maturity Date, and a negative Market Value Adjustment applies as described under the Contract features section of the Prospectus, a tax loss may be available.

Status documentation requirements under tax withholding and information reporting rules

The rules governing tax withholding and information reporting are extraordinarily complex and their effect varies considerably by type of income, type of payor, type of payee and type of beneficial owner.

AXA Equitable (including for this purpose its affiliates and designees) is required to obtain from payees appropriate documentation of status for tax purposes before making payment of specified U.S.-source income. Tax status documentation is required in order to determine correct information reporting and to avoid punitive tax withholding. For example, interest income may not be required to be reported if the recipient documents that it is a corporation exempt from information reporting. Interest income is required to be reported on Form 1099 if the U.S. recipient is an individual or an entity which is not a corporation. The Buyer may be a nominee for information reporting purposes in certain circumstances. Punitive tax withholding may be 28% “backup withholding” in the case of presumed U.S. status of an undocumented recipient or 30% “Foreign Account Tax Compliance Act” or “FATCA withholding” in the case of presumed foreign status of an undocumented recipient. The FATCA rules are directed at foreign entities, but presume that various U.S. entities are “foreign” unless the U.S. entity has documented its U.S. status by providing IRS Form W-9. Although the Contract may be issued to the Buyer, the Seller has rights under the Contract. For this reason AXA Equitable intends to require appropriate status documentation from both the Buyer and Seller at purchase. Because a previously-provided Form W-9 may not be relied upon if there is a “change in circumstances,” as described in applicable federal income tax rules, the Buyer or Seller which or who undergoes a change in circumstances must provide a new IRS Form W-9. If the Buyer or Seller is an entity located in a U.S. territory, such an entity may be viewed as “foreign” and must provide status documentation on the appropriate Form W-8. An individual Seller who is a U.S. citizen living in a U.S. territory may provide Form W-9 in specified circumstances.

Tax information

8. More information

Who is AXA Equitable?

We are AXA Equitable Life Insurance Company, a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect wholly owned subsidiary of AXA Financial, which is an indirect wholly owned subsidiary of AXA, a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, AXA exercise significant influence over the operations and capital structure of AXA Equitable. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the Contract.

AXA Financial and its consolidated subsidiaries managed approximately $552.3 billion in assets as of December 31, 2013. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our principal office is located at 1290 Avenue of the Americas, New York, NY 10104.

Notifications

We will provide notice electronically as agreed to among us and appropriate parties regarding the occurrence of certain events. The types of events for which notification will be given include, but are not limited to, the following:

•	Processing of a Claim;

•	Receipt of a Subsequent Purchase Payment;

•	Change to a Crediting Rate due to a Subsequent Purchase Payment, Claims Rate Adjustment, Pooled Rate Adjustment or Extended Maturity Date; or

•	Termination of the Contract.

Other restrictions

Neither the Contract, nor any right, title or interest in or to the Contract, may be sold, transferred, anticipated, assigned, hypothecated or alienated in any manner whatsoever by the Buyer or Seller unless we and the Buyer and Seller have consented in writing to the proposed sale, transfer, anticipation, assignment, hypothecation or alienation.

The Buyer and Seller do not have direct access to the Separate Account. In addition, neither the Buyer nor Seller are allowed to make voluntary withdrawals against the Account Balance, except that amounts may be withdrawn for approved Claims.

Indemnification

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

More information

9. Incorporation of certain documents by reference

Our Annual Report on Form 10-K for the period ended December 31, 2013, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 are considered to be part of this Prospectus because they are incorporated by reference.

We file reports and other information with the SEC, as required by law. This information is available at the SEC’s public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC’s website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

After the date of this Prospectus and before we terminate the offering of the securities under the registration statement, all documents or reports we file with the SEC under the Exchange Act, will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). Our website is available at www.axa.com.

Incorporation of certain documents by reference

Appendix A – Contract durations (as of X)

Current Contract Duration*	Initial Crediting Rate	For Purposes of Calculating a Crediting Rate Upon Receipt of a Subsequent Purchase Payment
Contract Duration of 0-8 months	N/A; New Contracts with this Contract Duration will not be accepted	The declared weekly short-term rate.
Contract Duration of 9-11 months	The declared weekly short-term rate.	The declared weekly short-term rate.
Contract Duration of 12-17 months	The declared weekly Crediting Rate based on the 12-month Contract Duration	The declared weekly Crediting Rate based on the 12-month Contract Duration
Contract Duration of 18-23 months	The declared weekly Crediting Rate based on the 18-month Contract Duration	The declared weekly Crediting Rate based on the 18-month Contract Duration
Contract Duration of 24 months or longer	The declared weekly Crediting Rate based on the 24-month Contract Duration	The declared weekly Crediting Rate based on the 24-month Contract Duration
Contracts that extend their Maturity Date and Contracts postponed due to Unresolved Claims	The lesser of the current Crediting Rate or the declared weekly short-term rate, however, the Crediting Rate on principal amounts withheld due to Unresolved Claims may be reduced to 0.00% at any time.	N/A
*	If the Contract’s Maturity Date does not correspond to one of the current Contract Durations listed, the Crediting Rate will be based on the next lowest Contract Duration.

A-1

Appendix A – Contract durations (as of X)

Appendix B – Market value adjustment

If we grant a written request to terminate the Contract early, the remaining Account Balance, including the principal amount of any Purchase Payments, may be reduced due to a negative Market Value Adjustment.

The Market Value Adjustment is equal to the greater of: (a) zero; or (b) the product of (1), (2) and (3), where:

(1)	is the treasury rate change, which is equal to (i) the interest rate of a two-year Treasury bond on the date of the early termination minus (ii) the dollar-weighted average of the interest rates of two-year Treasury bonds as of the date of each Purchase Payment;

(2)	is a fraction equal to the number of calendar days after the date of the early termination through the Maturity Date of the Contract, divided by 365; and

(3)	is the total amount of the Purchase Payments, minus total Claims, as of the date of the early termination.

The interest rate on a two-year Treasury bond is determined by using the applicable rate of interest (on an annual effective yield basis) specified in the United States Treasury Department’s Constant Maturity Series for the date of calculation. The Contract provides that, to the extent the data required for the calculation of the Market Value Adjustment is not available, AXA Equitable will make reasonable estimates based on historical data. The Market Value Adjustment is not based on the actual market value of the assets supporting the liabilities of the Separate Account.

The hypothetical example below shows how the Market Value Adjustment would be determined and applied to an early termination of the Contract.

Consider that a Contract is issued for $5,000,000 with (i) an Initial Crediting Rate of 1.00%, (ii) a 12-month Contract Duration starting on January 1st and (iii) a December 31st Maturity Date. Consider further that on June 1st, the Buyer and Seller terminate the Contract early. Assuming that the value of a 2-Year Treasury bond yield on the date the only Purchase Payment is made is 0.38% and that the value of the 2-Year Treasury bond yield on the date of the early termination of the Contract is 0.60%, the Market Value Adjustment figures would look like the following:

Total amount of Purchase Payments	$5,000,000.00
Interest Accrued	$20,821.92
Total amount of Claims	$0
2-Year Treasury bond on the date of the only Purchase Payment:	0.38%
2-Year Treasury bond on the date of the early termination:	0.60%
Calendar days after date of early termination through Contract Maturity Date (6/2-12/31)	213 calendar days

Accordingly, the Market Value Adjustment would be calculated as the greater of zero or the product of: (0.0060-0.0038) x (213/365) x (5,000,000-0) = $6,419.18. In this example, the Market Value Adjustment would result in a remaining Account Balance of $5,014,402.74 that would be distributed to the Buyer and Seller in accordance with the terms of the Acquisition Agreement. AXA Equitable would retain $6,419.18 ($5,020,821.92 - $5,014,402.74) in light of the Market Value Adjustment.

B-1

Appendix B – Market value adjustment

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                       ESTIMATED
ITEM OF EXPENSE                                                         EXPENSE
---------------                                                       -----------
Registration fees                                                     $290,383.80
Federal taxes                                                             N/A
State taxes and fees (based on 50 state average)                          N/A
Trustees' fees                                                            N/A
Transfer agents' fees                                                     N/A
Printing and filing fees                                              $    50,000*
Legal fees                                                                N/A
Accounting fees                                                           N/A
Audit fees                                                            $    20,000*
Engineering fees                                                          N/A
Directors and officers insurance premium paid by Registrant               N/A
--------
* Estimated expense.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The by-laws of AXA Equitable Life Insurance Company ("AXA Equitable")
provide, in Article VII, as follows:

         7.4    Indemnification of Directors, Officers and Employees. (a) To
                the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                (i)    any person made or threatened to be made a party to any
                       action or proceeding, whether civil or criminal, by
                       reason of the fact that he or she, or his or her
                       testator or intestate, is or was a director, officer or
                       employee of the Company shall be indemnified by the
                       Company;

                (ii)   any person made or threatened to be made a party to any
                       action or proceeding, whether civil or criminal, by
                       reason of the fact that he or she, or his or her
                       testator or intestate serves or served any other
                       organization in any capacity at the request of the
                       Company may be indemnified by the Company; and

                (iii)  the related expenses of any such person in any of said categories may be advanced by the Company.

                       (b) To the extent permitted by the law of the State of
                       New York, the Company may provide for further
                       indemnification or advancement of expenses by resolution
                       of shareholders of the Company or the Board of
                       Directors, by amendment of these By-Laws, or by
                       agreement. {Business Corporation Law ss.ss. 721-726;
                       Insurance Law ss.1216}

                The directors and officers of AXA Equitable are insured under policies issued by X. L. Insurance Company, Arch Insurance Company, Endurance
Insurance Company, U.S. Specialty Insurance, St. Paul Travelers, Chubb
Insurance Company, AXIS Insurance Company and Zurich Insurance Company. The
annual limit on such policies is $105 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16. EXHIBITS

         Exhibits No.

   (1)   (a)    Distribution Agreement, dated as of January 1, 1998 by and between The Equitable Life Assurance Society of the United
                States for itself and as depositor on behalf of the Equitable
                Life separate accounts and Equitable Distributors, Inc.,
                incorporated herein by reference to the Registration Statement filed on Form N-4 (File No. 333-64749) filed on August 5, 2011.

                (i)    First Amendment dated as of January 1, 2001 to the
                       Distribution Agreement dated as of January 1, 1998
                       between The Equitable Life Assurance Society of the
                       United States for itself and as depositor on behalf of
                       the Equitable Life separate accounts and Equitable
                       Distributors, Inc., incorporated herein by reference to
                       the Registration Statement filed on Form N-4 (File No.
                       333-127445) filed on August 11, 2005.

                (ii)   Second Amendment dated as of January 1, 2012 to the
                       Distribution Agreement dated as of January 1, 1998
                       between AXA Equitable Life Insurance Company and AXA
                       Distributors LLC incorporated herein by reference to the
                       Registration Statement filed on Form N-4 (File No.
                       333-05593) filed on April 24, 2012.

                (iii)  Third Amendment dated       , 2014 to the Distribution
                       Agreement dated as of January 1, 1998 between AXA
                       Equitable Life Insurance Company and AXA Distributors
                       LLC, to be filed by Amendment.

                                     II-2

         (b)    Form of Broker Dealer Selling Agreement, to be filed by
                Amendment.

         (c)    Form of Master Services Agreement, to be filed by Amendment.

     (2)        Not applicable.

     (4) (a)    Form of Funding Agreement (FA-MA2014), filed herewith.

         (b)    Form of Funding Agreement Specification Application Term Sheet
                (APP-MA2014), filed herewith.

     (5)        Opinion of Shane Daly, Esq., Vice President and Associate
                General Counsel, to be filed by Amendment.

     (8)        Not applicable.

     (12)       Not applicable.

     (15)       Not applicable.

     (23)       Consent of PricewaterhouseCoopers LLP, to be filed by Amendment.

     (24)       Powers of Attorney, filed herewith.

     (25)       Not applicable.

     (26)       Not applicable.

                                     II-3

ITEM 17. UNDERTAKINGS

                (a)      The undersigned registrant hereby undertakes:

                         (1)  To file, during any period in which offers or
                              sales are being made, a post-effective amendment
                              to this registration statement:

                                   (i)  to include any prospectus required by
                                        Section 10(a)(3) of the Securities Act
                                        of 1933;

                                   (ii) to reflect in the prospectus any facts
                                        or events arising after the effective
                                        date of the registration statement (or
                                        the most recent post-effective
                                        amendment thereof) which, individually
                                        or in the aggregate represent a
                                        fundamental change in the information
                                        set forth in the registration
                                        statement. Notwithstanding the
                                        foregoing, any increase or decrease in
                                        volume of securities offered (if the
                                        total dollar value of securities
                                        offered would not exceed that which was
                                        registered) and any deviation from the
                                        low or high end of the estimated
                                        maximum offering range may be reflected
                                        in the form of prospectus filed with
                                        the Commission pursuant to Rule 424(b)
                                        if, in the aggregate, the changes in
                                        volume and price represent no more than
                                        20% change in the maximum aggregate
                                        offering price set forth in the
                                        "Calculation of Registration Fee" table
                                        in the effective registration statement;

                                   (iii)to include any material information
                                        with respect to the plan of
                                        distribution not previously disclosed
                                        in the registration statement or any
                                        material change to such information in
                                        the registration statement;

                provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and
                (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

                         (2)      That, for the purpose of determining any
                                  liability under the Securities Act of 1933,
                                  each such post-effective amendment shall be
                                  deemed to be a new registration statement
                                  relating to the securities offered therein,
                                  and the offering of such securities at that
                                  time shall be deemed to be the initial bona
                                  fide offering thereof.

                         (3)      To remove from registration by means of a
                                  post-effective amendment any of the
                                  securities being registered which remain
                                  unsold at the termination of the offering.

                         (4)      That, for the purpose of determining
                                  liability under the Securities Act of 1933 to
                                  any purchaser, each prospectus filed

                                     II-4

                                  pursuant to Rule 424(b) as part of a
                                  registration statement relating to an
                                  offering, other than registration statements
                                  relying on Rule 430B or other than
                                  prospectuses filed in reliance on Rule 430A,
                                  shall be deemed to be part of and included in
                                  the registration statement as of the date it
                                  is first used after effectiveness. Provided,
                                  however, that no statement made in a
                                  registration statement or prospectus that is
                                  part of the registration statement or made in
                                  a document incorporated or deemed
                                  incorporated by reference into the
                                  registration statement or prospectus that is
                                  part of the registration statement will, as
                                  to a purchaser with a time of contract of
                                  sale prior to such first use, supersede or
                                  modify any statement that was made in the
                                  registration statement or prospectus that was
                                  part of the registration statement or made in
                                  any such document immediately prior to such
                                  date of first use.

                         (5)      That, for the purpose of determining
                                  liability of the Registrant under the
                                  Securities Act of 1933 to any purchaser in
                                  the initial distribution of the securities:
                                  The undersigned Registrant undertakes that in
                                  a primary offering of securities of the
                                  undersigned Registrant pursuant to this
                                  registration statement, regardless of the
                                  underwriting method used to sell the
                                  securities to the purchaser, if the
                                  securities are offered or sold to such
                                  purchaser by means of any of the following
                                  communications, the undersigned Registrant
                                  will be a seller to the purchaser and will be
                                  considered to offer or sell such securities
                                  to such purchaser: (i) Any preliminary
                                  prospectus or prospectus of the undersigned
                                  Registrant relating to the offering required
                                  to be filed pursuant to Rule 424; (ii) Any
                                  free writing prospectus relating to the
                                  offering prepared by or on behalf of the
                                  undersigned Registrant or used or referred to
                                  by the undersigned Registrant; (iii) The
                                  portion of any other free writing prospectus
                                  relating to the offering containing material
                                  information about the undersigned Registrant
                                  or its securities provided by or on behalf of
                                  the undersigned Registrant; and (iv) Any
                                  other communication that is an offer in the
                                  offering made by the undersigned Registrant
                                  to the purchaser.

                (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange
                Act of 1934 that is incorporated by reference in the
                registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     II-5

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 24th day of
November, 2014.

                                   AXA EQUITABLE LIFE INSURANCE COMPANY
                                        (Depositor)

                                   By:  /s/ Shane Daly
                                        ----------------------------------------
                                        Shane Daly
                                        Vice President and Associate General
                                        Counsel
                                        AXA Equitable Life Insurance Company

   As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson                  Chairman of the Board, Chief Executive Officer,
                               Director and President

PRINCIPAL FINANCIAL OFFICER:

*Anders B. Malmstrom           Senior Executive Director
                               and Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*Andrea M. Nitzan              Executive Director and Chief Accounting Officer

*DIRECTORS:

Henri de Castries           Danny L. Hale                Lorie A. Slutsky
Ramon de Oliveira           Peter S. Kraus               Richard C. Vaughan
Denis Duverne               Mark Pearson
Barbara Fallon-Walsh        Bertram Scott

*By:  /s/ Shane Daly
      --------------------------
      Shane Daly
      Attorney-in-Fact

November 24, 2014

                                 EXHIBIT INDEX

    EXHIBIT NO.                                                    TAG VALUE

    (4)(a)      Form of Funding Agreement (FA-MA2014)              EX-99.4a

    (4)(b)      Form of Funding Agreement Specification
                Application Term Sheet (APP-MA2014)                EX-99.4b

    (24)        Powers of Attorney                                 EX-99.24